Exhibit 10.36

ICBA BANCARD, INC.

and

CERTEGY CARD SERVICES, INC.

2003 RENEWAL SERVICE AGREEMENT

TABLE OF CONTENTS

Section

i

ICBA BANCARD, INC.

and

CERTEGY CARD SERVICES, INC.

2003 RENEWAL SERVICE AGREEMENT

This 2003 Renewal Service Agreement (“Agreement” or “2003 Renewal Agreement”) is

made as of June 1, 2003 (“Effective Date”), by and between ICBA BANCARD, INC.

(“Bancard”),

a Delaware corporation, and CERTEGY CARD SERVICES, INC. (“Certegy”), a Florida

corporation, with reference to the following facts:

RECITALS

Bancard is a corporation engaged primarily in the provision of payment services to A.

financial institutions (the “Bancard Program”).

Certegy is engaged in the business of providing processing for payment services to B.

Financial Institutions (the “Certegy Services”).

C. Bancard, acting as agent for certain community banks that are members of the

Independent Community Bankers of America (“Financial Institutions”), has

retained Certegy to

provide certain of the Certegy Services (the “Program Services”) to Financial

Institutions in the

Bancard Program.

D. Bancard and Certegy are parties to a 1994 Renewal Service Agreement, dated

December 12, 1994, as amended December 12, 1996 (First Amendment) and February

15, 2000

(Second Amendment); a Privacy Addendum dated February 1, 2001; and a Letter

Agreement dated

September 28, 2001 (collectively, the “1994 Renewal Agreement”) governing the parties’ rights and

obligations with respect to the Program Services provided to Financial

Institutions.

E. The term of the 1994 Renewal Agreement expires on December 11, 2004, and

Bancard and Certegy now desire to modify, restate and extend the Term of the

1994 Renewal

Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter

contained, and for other good and valuable consideration, the receipt and sufficiency of which are

hereby acknowledged, it is hereby mutually agreed by and between the parties as follows:

1.0 Modification and Restatement. By this Agreement, the parties hereby modify

and

otherwise restate the terms of the 1994 Renewal Agreement. As of the Effective

Date hereof, the

provisions of this Agreement supersede the provisions of the 1994 Renewal

Agreement and are

incorporated into each of the agreements for provision of the Program Services between Bancard and

each Financial Institution (the “Financial Services Agreement”).

Extension of Term. The term of the 1994 Renewal Agreement, as hereby modified

2.0

and restated, shall expire on March 31, 2008 (the “Renewal Term”).

Services. 3.0

3.1 Description. Certegy shall provide to those Financial Institutions identified

to it from time to time by Bancard (i) the credit card services described in

Schedules “A”, “B”, “G”,

“K” and “L” (the “Credit Card Program Services”) and the Merchant Services

described in Schedule

“C” (the “Merchant Program Services”); and (ii) the debit, in-house/pass through and ATM card

services described in Schedule “E” (the “Debit Card Program Services”), Schedule

“J” (the “Stored

Value Card Program Services”) and the E-Banking Services as described in

Schedule “I” (the “EBanking

Program Service Program”), all of which are attached to, and fully incorporated into, this

Agreement. Except as otherwise specifically set forth in this Agreement, Bancard shall use Certegy

exclusively for the Credit Card Services and Merchant Program Services described in subsection (i)

above. Bancard shall identify to Certegy each Financial Institution with which

Bancard has executed

a Financial Services Agreement to provide the Credit Card Program Services,

Merchant Program

Services, Debit Card Program Services, Stored Value Card Program Services and/or

E-Banking

Program Services.

3.2 Data to Vendors. If a Financial Institution wishes Certegy to provide data pertaining to that Financial Institution to third party vendors, that Financial

Institution shall provide

written authorization to Certegy and indemnification for claims pertaining to such data transfer and

the performance of any such vendors, in a form acceptable to Certegy. In addition, Certegy may

require any such vendors to enter into written agreements with Certegy governing the transfer of such

data.

Termination. 4.0

By Bancard. Bancard may terminate this Renewal Agreement: 4.1 in the event of the loss or termination, for any reason, of Certegy’s (a)

right or ability to provide the Program Services;

(b) subject to sections 4.9 herein, in the event Certegy commits any material breach of its obligations under this Agreement, and such breach is not cured within thirty

(30) days of Certegy’s receipt of notice of the breach. A “Material Failure” as defined in section 9.0

herein and an “Adverse Event” as defined in section 4.9 herein, shall each constitute a material

breach of this Agreement by Certegy within the meaning and intent of this section;

(c) upon any affirmative act of insolvency by VISA or MasterCard or affiliated networks or upon the filing by VISA or MasterCard or affiliated networks of any action

under any reorganization, insolvency or moratorium law, or upon the appointment of any receiver,

trustee or conservator to take possession of the properties of VISA or

MasterCard or affiliated

networks; provided, however, that such an act or event by or relating to VISA or

MasterCard or

affiliated networks, but not to both, shall not terminate this Agreement with regard to the other,

provided Certegy remains able to provide the Program Services to other card associations or

networks;

(d) to the extent permitted by applicable law, upon the filing by Certegy of any action under any reorganization, insolvency or moratorium law, or upon the appointment of

any receiver, trustee or conservator to take possession of its properties.

By Certegy. Certegy may terminate this Agreement: 4.2

(a) in the event Bancard commits any material breach of its obligations under this Agreement, and such breach is not cured within thirty (30) days of

Bancard’s receipt of

notice of the breach;

(b) to the extent permitted by applicable law, upon the filing by Bancard of any action under any reorganization, insolvency or moratorium law, or upon the appointment of

any receiver, trustee or conservator to take possession of its properties.

(c) upon any affirmative act of insolvency by VISA or MasterCard or affiliated networks or upon the filing by VISA or MasterCard or affiliated networks of any action

under any reorganization, insolvency or moratorium law, or upon the appointment of any receiver,

trustee or conservator to take possession of the properties of VISA or

MasterCard or affiliated

networks; provided, however, that such an act or event by or relating to VISA or

MasterCard or

affiliated networks, but not to both, shall not terminate this Agreement with regard to the other,

provided Certegy remains able to provide the Program Services to other card associations or

networks;

4.3 In the event of termination of this Agreement pursuant to section 4.1(a),

(b),

(c) or (d), or in the event of expiration of this Agreement governed by section

20.2 herein, neither

Bancard nor Financial Institutions shall be required to pay to Certegy the

Termination Fees (defined

in section 4.4 below) or any other fees or charges other than those which may have become due for

Program Services rendered hereunder prior to the termination or expiration.

4.4 In the event of termination by any Financial institution of the Program

Services on Schedule “A”, “B”, “C”, “E”, “F”, “G”, “J”, “K” and/or “L” with respect to all or

substantially all of its accounts falling under that Program Service, for any reason whatsoever other

than upon termination or expiration of this Agreement due to circumstances described in section 4.3

above, Bancard shall pay to Certegy the following termination fees (the

“Termination Fees”): the

greater of (i) the Deconversion Fees set forth in the applicable Schedule for the Program Services

terminated or (ii) the sum of (a) an amount equal to the last six (6) months fees, other than Pass

Through Fees, for the Program Services terminated, other than for Program

Services under Schedule

“C” and (b) if the Schedule “C” Program Services are terminated, that Financial

Institution’s fees,

other than Pass Through Fees, for Schedule “C” Services for the preceding three

(3)months.

Notwithstanding the above, in the event a Financial Institution only terminates the Services in

Schedule “C” and retains the other Program Services being provided under other

Schedules, then

neither Bancard nor such Financial Institution shall be required to pay Certegy any Termination Fees

under Schedule C. For each termination of Program Services by a Financial

Institution, Certegy

shall provide Bancard a written accounting of the Fees to be assessed, if any,

including an

explanation of the Fee calculation. Notwithstanding the assessment and collection of the above

amounts, nothing in this Agreement shall limit the legal and equitable remedies,

which would

otherwise be available to Certegy in the event of termination of this Agreement following a material

breach of this Agreement by Bancard.

4.5 Cooperation. Upon termination of this Agreement pursuant to section 4.1,

Certegy will use its best efforts to assist Bancard in arranging for access to the Program Services on

substantially the same terms as are provided in this Agreement so that Financial

Institutions may

continue receiving similar services without substantial interruption. Certegy and Bancard will

cooperate to effect an orderly conversion of accounts and data to a successor card processing

institution. As requested by Certegy, Bancard shall cooperate to affect the reclamation of cards,

checks and drafts issued in connection with the Program Services. Except as otherwise provided in

section 4.9 or 20.4 herein, within fourteen (14) days after the termination of this Agreement, Bancard

shall send to each Financial Institution via first class U.S. mail a letter in the form attached hereto

as Exhibit 3.

4.6 Rights of Parties to Funds. Upon expiration and non-renewal, or termination of this Agreement for any reason, the respective rights of the parties to funds in any and every

account over which more than one party has signature authority shall be governed by the provisions

of section 7.0 hereof.

4.7 Notifications. Upon the occurrence of any event noted in sections 4.1 and

4.2

above, the party first having knowledge of such event shall notify the other.

Bancard shall require

each Financial Institution desiring to terminate the Program Services for reasons other than those in

section 4.1 to provide Certegy not less than six (6) months advance written notice.

4.8 Prohibited Solicitation. In the event of termination of this Agreement by

Bancard pursuant to section 4.1(b), Certegy agrees that for a period of twelve

(12) months from the

effective date of termination, Certegy, its subsidiaries and affiliates, on their own behalf or as

program administrator for the Financial Institution Benefit Association (“FIBA”)

shall not, directly

or indirectly, engage in prohibited solicitation (“Prohibited Solicitation”) of

Financial Institutions

as customers of Certegy, its subsidiaries, affiliates, or as members of FIBA, or as customers of any

other entity which is a customer of Certegy, its subsidiaries, affiliates, or is a member of FIBA,

without the prior written approval of Bancard; provided, however, that nothing herein shall restrict

(i) Certegy’s right to do business with entities which are competitors of

Bancard, and (ii) such

competitors’ rights to solicit Financial Institutions as customers.

“Prohibited Solicitation” within the meaning of this section means initiating any

written or oral communication with Financial Institutions, directly or indirectly, which is, or may be

construed by Financial Institution as, a direct or indirect request or inducement to Financial

Institutions to continue to receive Program Services from Certegy, its subsidiaries, affiliates, or as

a member of FIBA or any other entity which is a customer of Certegy, its subsidiaries, affiliates, or

is a member of FIBA, following the expiration or termination of this Agreement,

without the prior

written consent of Bancard. Prohibited Solicitation shall include, but not be limited to, invitations

to educational or other seminars which Certegy, its subsidiaries, affiliates or

FIBA sponsor, or in

which it or they participate; promotional or other information concerning

Certegy, its subsidiaries,

affiliates or FIBA, including financial information; and general information concerning services and

prices. Prohibited Solicitation shall not include changes in services or prices as permitted under this

Agreement and information needed by Financial Institutions in order for Certegy to effect the

deconversion of Financial Institutions.

4.9 Adverse Events. In the event that during the Renewal Term Bancard reasonably determines that specific acts or events (“Adverse Events”) by Certegy or its subsidiaries

or affiliates, have adversely affected, or would adversely affect, to a substantial degree, (i) the

goodwill and reputation of Bancard with members of the Independent Community

Bankers of

America (“ICBA”), and (ii) Bancard’s business, and that such adverse effect would continue if

Bancard continued its relationship with Certegy under this Agreement, Bancard shall notify Certegy

of its intention to terminate this Agreement. In such event Certegy and Bancard shall make every

good faith effort to mutually overcome the effects of the Adverse Event. If the matter is not resolved

to the satisfaction of Bancard within sixty (60) days after such notice, the issue of whether an

Adverse Event has occurred shall be submitted to binding arbitration pursuant to the provisions of

section 18 hereof. It is agreed, however, that this section 4.9 cannot be used to terminate this

Agreement because Certegy has exercised its rights against a Financial

Institution or taken action

on behalf of Bancard against a Financial Institution pursuant to Certegy’s rights under this

Agreement.

If Certegy accepts Bancard’s notice of its desire to terminate, or if the arbitrators

determine that an Adverse Event has occurred, then the effective date of termination shall be one (1)

year from the date of such notice or from the date on which the arbitration award is rendered, as the

case may be, or such other date as the parties mutually agree. Within fourteen

(14) days after

Certegy’s acceptance of Bancard’s notice or the rendering of the arbitration award, as the case may

be, Bancard shall send to each Financial Institution via first class U.S. mail a letter in the form

attached hereto as Exhibit 3. An Adverse Event under this section 4.9 shall be deemed to be a

material breach of this Agreement within the meaning and intent of section

4.1(b) herein.

Intentionally Left Blank. 5.0

Fees. 6.0

6.1 Scheduled Fees. In consideration for provision of the Program Services to

Financial Institutions by Certegy, Bancard shall be responsible for all

Financial Institutions paying

to Certegy the fees set forth in Schedules “A”, “B”, “C”, “E”, “G”, “J”, “K”,

“L”, and “I” of Exhibit

1 attached to this Agreement (the “Scheduled Fees”). The Scheduled Fees shall be effective as of

the dates shown on each Schedule and shall remain in effect until changed pursuant to the terms of

this Agreement. Bancard shall indemnify and hold Certegy harmless from any and all losses

incurred as the result of a Financial Institution’s failure or refusal to pay

Certegy any uncontested

Scheduled Fees.

6.2 Settlement of Fees. For those Program Services for which Certegy settles daily for Program Members, processing fees shall be settled each banking day for the applicable

transactions and shall be payable by deduction from the applicable Financial

Institution’s daily

settlement amount. Fees for all other Program Services shall be invoiced monthly, payable ten (10)

days after the invoice date. In no event will any sums due Certegy under section

4.3 or 4.4 hereof be

deducted by Certegy from any settlement account, BIN, ICA or otherwise.

6.3 Bancard’s Financial Responsibility. As to Certegy, as agent for the

Financial

Institutions, Bancard assumes financial responsibility for all VISA and

MasterCard transactions

processed into and out of its, or a Financial Institution’s, Base Identification

Number (BIN) Account

and its, or a Financial Institution’s, Interbank Card Association (ICA) Account

including, but not

limited to, counterfeit transactions and fraudulent transactions. Bancard shall indemnify Certegy for

any and all losses Certegy incurs related to such transactions, which losses were not caused by

Certegy’s actions or omissions in performance of the Program Services. Certegy is expressly

prohibited from using Bancard’s, or a Financial Institution’s, BIN or ICA

Account for the benefit

of any person or organization other than Financial Institutions in the Bancard

Program, or for any

purpose other than processing transactions for such Financial Institutions,

without the prior express

written consent of the applicable VISA or MasterCard principal member.

6.4 Time Frame for Merchant Settlement. Certegy shall remit to the Settlement

Account the amount of all VISA and MasterCard merchant transactions from each

Financial

Institution no more than four (4) business days following Certegy’s receipt of such merchant VISA

and MasterCard transactions from a Financial Institution, except for delays resulting from those

events provided for in section 34.0 herein.

6.5 Fee Increases. Certegy may make a one-time adjustment to the Scheduled

Fees at any time during the final twenty-four (24) months of the Renewal Term in accordance with

the requirements of section 6.5.1 below; provided, however, that (i) no such Fee increase may be

made if a “Material Failure” which has not been cured, as defined in section 9.1 below, has occurred

during the four (4) calendar quarters immediately preceding Certegy’s notice of proposed Fee

increase; and (ii) Certegy may implement adjustments of those fees over which

Certegy has no

control (“Pass Through Fees”) and which are identified as such in the Scheduled

Fees, at any time

during the Renewal Term of this Agreement. Certegy shall notify Bancard of any

Pass Through Fee

increase at least thirty (30) days prior to the date Certegy implements such increase.

6.5.1 Certegy may implement increases of the Scheduled Fees by a percentage which is equal to or less than the sum of (i) the amount by which the

Percentage Increase

(defined in section 6.5.4 below) exceeds two percent (2%), but is not more than six percent (6%);

and (ii) one-half of the amount by which the Percentage Increase exceeds six percent (6%). Certegy

shall notify Bancard of any such fee increase at least one hundred eighty (180)

days prior to the date

Certegy implements such increase.

6.5.2 The following definitions shall apply to this section 6.5: “Index”

shall mean the Consumer Price Index for All Urban Consumers (1967 = 100),

specified “All Items”,

relating to Tampa, Florida and issued by the Bureau of Labor Statistics of the

United States

Department of Labor. If the Index in its form as of the Effective Date hereof is discontinued, or if

the basis on which it is now calculated shall be revised, the parties shall make an appropriate

conversion to such revised Index on the basis of conversion factors published by the Bureau of Labor

Statistics; if such conversion factors are not published, either party may request the Bureau of Labor

Statistics to provide, when needed, an appropriate conversion or adjustment which shall be

applicable thereafter; or if the Bureau of Labor Statistics shall be unable or unwilling to provide such

appropriate conversion or adjustment, then the parties shall, in good faith,

agree on a suitable

substitute for the Index.

6.5.3 “Base Index” shall mean the Index established for the month in which the prices on the Schedule that Certegy seeks to adjusted became effective; and

(ii) for any

subsequent increase, the Index in the month that was the Comparative Month in the last applicable

increase.

6.5.4 “Percentage Increase” shall mean the percentage equal to the fraction,

the numerator of which shall be the Index in the Comparative Month less the Base

Index, and the

denominator of which shall be the Base Index.

6.5.5 “Comparative Month” shall mean the most recent month for which the

Index has been published prior to Certegy providing notice of the increase,

which Comparative

Month shall be deemed the month of the last increase for purposes of establishing the new “Base

Index” for any future increase.

6.6 Most Favored. If during the Renewal Term, Certegy signs a new or renewal contract for services similar to Credit Card Program Services and Merchant

Program Services with

any other association of financial institutions which has approximately the same or comparable

Credit Card and Merchant transaction volumes for approximately the same or comparable group of

services and levels of support as the Credit Card and Merchant Program Services and support being

provided to the Bancard Program, then within fifteen (15) business days after that contract is signed

or made public (in the case of a contract which is required to be publicly disclosed), Certegy shall

give Bancard written notice of that fact and shall provide a schedule of the basic terms that will

govern the credit card and merchant services to be provided and the rates,

including any provisions

for rate increases or decreases, to be charged to the members of that other association (the “Rate

Structure”). Bancard shall have the right to elect to have the Rate Structure substituted for Bancard’s

then current rates and terms, which election it may make only by giving written notice to Certegy

within thirty (30) days following receipt of the Rate Structure from Certegy;

provided, however, that

Certegy then shall be entitled to provide the Program Services on the same basic terms under which

they are being provided to the other association. If Bancard elects the other association’s Rate

Structure, it shall become effective on a reasonable date to be mutually agreed by the parties, which

date shall be at least thirty (30) days from Bancard’s election and which shall be the first calendar

day of a month.

Other Services. Certegy may perform services for Bancard or the Financial 6.7

Institutions which are not included in this Agreement at prices to be mutually agreed by Certegy and

Bancard prior to the performance of such services, and shall be documented by means of a written

amendment to this Agreement. Certegy shall not be responsible or obligated for any services

Bancard provides to Financial Institutions which are not included in this

Agreement including, but

not limited to, advertising, research and development, taxes allocated to property owned by Bancard,

and insurance.

Program Clearing, Settlement and Payment Accounts. 7.0

7.1 Program Clearing Account. As agent for Financial Institutions, Bancard shall maintain a demand deposit account (the “Program Clearing Account” or “PCA”) for daily settlement

of transactions, charges and reimbursements.

7.1.1 Access. Certegy may access the PCA for the following purposes:

daily settlement of all VISA and MasterCard cardholder (a)

amounts due to/from VISA and MasterCard; and

daily settlement of fees due Certegy for the transactions (b)

previously processed; and

(c) monthly settlement of fees and charges due Certegy, other than processing fees, such access permitted not less than ten (10) days after the invoicing of such fees and

charges to Bancard; and

(d) daily settlement of all dues, fees, assessments and other charges due Certegy for, without limitation, the combined warning bulletin fees,

interchange fees, VISA

and/or MasterCard Association fines or other charges, if any, and assessments;

and

(e) daily payment of any interest due Certegy for funds Certegy paid to VISA or MasterCard on behalf of Bancard that Bancard did not have available to Certegy in

the PCA (“PCA Shortfall”). Bancard shall pay Certegy interest at the base rate charged by the

clearing bank for the Bancard Program, plus one percent (1%) for all PCA

Shortfall; and

daily investment for Bancard’s benefit of surplus funds in the (f)

PCA.

7.1.2 Minimum Balance. For Credit Card Program Services and Debit Card

Program Services, Bancard shall maintain at all times in the PCA a minimum balance (“Minimum

Balance”) equivalent to the product of the following equation:

[The anticipated average aggregate cardholder base for all Financial

Institutions for

the next ninety (90) days or two hundred (200), whichever is greater] x 2.5

(anticipated transactions per cardholder account per month) x 52 (anticipated average

transaction amount) ÷ 21.5 (average business days per month) x 3.

The elements of the above equation shall be adjusted quarterly by Certegy, or more

often if deemed necessary by Certegy and Bancard, based on the actual volume of the previous

month and seasonal factors, in all cases with advance written notice to

Bancard,.

Settlement. 7.2

7.2.1 Settlement Account. Bancard shall require each Financial Institution to maintain at all times a demand deposit account (the “Settlement Account” or

“SA”) for the

purpose of replenishing the PCA so that an amount no less than each Financial

Institution’s pro rata

share of the Minimum Balance is maintained at all times. Bancard and/or Certegy through the

Automated Clearing House (“ACH”) or wire transfer at Bancard’s expense, may access each SA on

a daily basis to transfer to the PCA a sum equivalent to the product of the following equation:

[Financial Institution’s anticipated cardholder base for the next ninety (90)

days or

two hundred (200), whichever is greater] x 2.5 (anticipated transactions per cardholder account per month) x 52 (anticipated average transaction amount) ÷

21.5

(average business days per month) x 3 (average number of the days required for clearance of transfers from Financial Institutions into the PCA).

The elements of the above equation shall be adjusted quarterly by Certegy, or more often if deemed necessary by Certegy and Bancard, based on the actual volume of the previous

month and seasonal factors, in all cases with advance written notice to Bancard and each Financial

Institution. Bancard shall require each Financial Institution to maintain at all times in the SA an

amount equal to the product of the equation expressed above in this section 7.4,

as adjusted from

time to time.

7.2.2 Settlement to Financial Institutions processing on BASE2000.

Financial Institutions receiving Certegy Services under Schedules “K” or “L”

shall each establish

a Settlement Account in the Financial Institution’s name to enable VISA and/or

MasterCard to settle

transactions, dues, fees, assessments and other amounts directly to the

Financial Institution

Settlement Account. The Financial Institution shall maintain sufficient balances in the Settlement

Account to enable such VISA and/or MasterCard settlements. Neither Bancard nor

Certegy shall

bear any responsibility or liability for funding of the Financial Institution’s

Settlement Account.

7.3 Payment Account. As agent for Financial Institutions, Bancard shall establish

a demand deposit account for deposit of payments made to Bancard and Financial

Institutions

(“Payment Account”). Certegy may access such Payment Account to deposit payments received

from cardholders and to transfer sums to the appropriate Financial Institution

Settlement Account.

7.4 Reporting. Certegy shall furnish to Bancard on a monthly basis (a) detailed information including bank statements and reconciliation statements for the PCA;

(b) a monthly

statement of each day’s interchange fees; and (c) such data as may be reasonably requested by

Bancard and/or any Financial Institution. Certegy also shall furnish to each

Financial Institution

daily statements of settlements with VISA, MasterCard and Certegy.

7.5 Audit. Bancard shall have the right to receive an annual Statement from

Certegy’s outside certified public accounting firm, at Certegy’s expense, in the form such Statement

is normally prepared for Certegy’s regular audits, which confirms that the firm has examined

Certegy’s operations and that the reports furnished to Bancard and Financial

Institutions are accurate

and based upon generally accepted accounting principles.

Additional Obligations of Financial Institutions. Each Financial Institution is

bound 8.0

by the following provisions as of the Effective Date of this Agreement:

8.1 Right to Refuse Merchants. Financial Institution shall not enroll merchants for participation in the VISA and/or MasterCard systems through Bancard or

Certegy if such

merchants are within the categories of merchants designated by Bancard and/or

Certegy from time

to time as “high-risk merchants”. Bancard or Certegy shall have the right to refuse to enroll, and may

terminate the enrollment of, any merchant, if it determines, in its sole and absolute discretion, that

enrolling, or failing to terminate, such merchant would create excessive risk for Bancard and/or

Certegy.

8.2 Right to Refuse Transactions. In the event that either Bancard or Certegy determines, in its sole and absolute discretion, that the risks related to the credit card sales drafts

introduced by any merchant enrolled by any Financial Institution are excessive,

then Bancard or

Certegy may refuse to accept and process such transactions. Bancard or Certegy shall promptly

notify Financial Institution of its refusal to accept and process transactions from any such merchant.

8.3 Card Association Requirements. Financial Institution shall comply with all

VISA and/or MasterCard and Network requirements for enrolling new merchants including, but not

limited to, the performance of a credit check and/or other financial background investigation; a

physical inspection of the merchant’s place of business; and an investigation to determine whether

the merchant previously has been expelled from the VISA and/or MasterCard systems by another

Financial Institution for fraud, suspected fraud or failure to meet its financial responsibilities.

Financial Institution shall examine the sales drafts contained in sealed merchant deposits before

forwarding such deposits to Certegy in order to detect possible fraud and other irregularities.

8.4 Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Financial Institution shall indemnify and hold harmless Certegy and Bancard, and their

respective stockholders, officers, directors, employees, agents, affiliates,

subsidiaries, successors and

assigns (the “Indemnified Parties”), from and against any and all liabilities,

obligations, losses,

damages, penalties, actions, judgments, suits, costs, expenses, fees, including reasonable attorney

fees, or disbursements of any kind or nature whatsoever (the “Losses”), which may be suffered by,

imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to, or arising

out of, any merchant deposit of VISA or MasterCard credit card or debit card sales drafts (“Sales

Drafts”) which arise from transactions from merchants enrolled by Financial

Institution or an agent

institution of Financial Institution for the Merchant Program Services provided pursuant to this

Agreement and/or the Financial Services Agreement, including counterfeit or fraudulent transactions,

credits processed by a merchant, or any chargebacks of Sales Drafts. Certegy shall be a third-party

beneficiary of the indemnities in this section, and if Certegy brings any lawsuit, arbitration or other

action against Financial Institution to enforce the provisions of this section,

the prevailing party shall

be entitled to recover its reasonable attorneys’ fees and costs in connection with the action.

8.5 Right to Utilize Certain Funds. Bancard and/or Certegy shall have the right to utilize any amounts payable to Financial Institution as a result of transactions in the MasterCard

and/or VISA systems in payment of, or to reimburse Bancard or Certegy for,

chargebacks or any

other amounts payable by, or any other Losses resulting from, the activities of any merchants

enrolled by Financial Institution or an agent institution of Financial

Institution. Financial Institution

acknowledges that Certegy is a third party beneficiary of all Bancard rights in the Financial Services

Agreement, and that Certegy is entitled to exercise all rights given to it pursuant to this section to,

among other things, apply incoming amounts to offset or recover amounts due on fraudulent

transactions introduced into the MasterCard and/or VISA systems by merchants enrolled by

Financial Institution or an agent institution of Financial Institution.

Financial Institution specifically

agrees that the rights of Bancard and Certegy and the obligations of Financial

Institution hereunder

shall survive the expiration or earlier termination of this Agreement.

Quality Control Standards. 9.0

9.1 Compliance Requirements. Certegy shall maintain the Quality Control

Standards set forth in Exhibit 2 attached hereto (the “Standards”), which shall apply as appropriate

and as indicated on Exhibit 2, beginning on the Effective Date, to the Program

Services on the

Schedules to Exhibit 1. At the end of each calendar quarter, Certegy and Bancard shall review

Certegy’s performance for that quarter in light of the Standards. To facilitate such review, Certegy

shall provide Bancard with internally generated monthly reports on which the review can be based,

along with a certification by a Certegy officer verifying their accuracy. For purposes of measuring

Certegy’s compliance with the requirements of this section, the “Standards”

designated as “material

standards” shall be deemed to be “Material Standards” for the purposes of this

Agreement.

Certegy’s failure to meet one or more Material Standards, or three (3) or more of the other Standards,

in any calendar quarter, shall be deemed a “Material Failure.” In the event of a

Material Failure,

Certegy shall take those steps necessary to cure that specific Material Failure within the thirty (30)

day period following notice by Bancard to Certegy of the Material Failure. The test period to

determine whether such cure has been accomplished shall be the thirty (30) day period following the

thirty (30) day period for cure referred to above. In the event that the

Material Failure has not been

cured as evidenced by Certegy’s reports thereon, subject to Bancard’s right of inspection and audit,

Certegy shall have committed a “material breach” of its obligations hereunder which has not been

cured within the meaning and intent of section 4.1(b) hereof.

9.2 Right to Audit. On reasonable notice during normal business hours, Bancard representatives shall have the right, at Bancard’s expense, to inspect and audit information and

records in Certegy’s possession or control pertaining to Certegy’s compliance with the Standards;

provided that Certegy shall have the right to receive and comment on any report prepared by any

representative of Bancard in connection with any such inspection or audit prior to its dissemination

to Financial Institutions or other third parties.

9.3 Joint Review and New Card Processing Systems. Bancard and Certegy agree to review the Standards and make amendments as agreed. The parties jointly shall make reasonable

modifications to the Standards when needed to apply to any new card processing system or platform

implemented by Certegy during the Renewal Term. Those modifications shall take into account the

differences in capability and function of any such new system.

9.4 Filing and Reporting Requirements. On Bancard’s behalf, Certegy agrees to comply with all Visa and MasterCard filing and reporting requirements imposed on

Bancard, as a

result of Program Services. Certegy’s assistance to Bancard with filling and reporting requirements

occasioned by the Bancard Program not resulting from Certegy Services shall be subject to the

parties agreement on applicable terms and fees.

10.0 System Enhancements. Bancard and Certegy will negotiate a schedule of specific

system enhancements that Certegy will provide at no additional cost to Bancard or the Financial

Institutions. The parties will set forth that schedule and the terms applicable to the provision of those

enhancements in an amendment to this Agreement. Further, during the Renewal

Term, if Bancard

requests other enhancements or changes to the Program Services, then Certegy and

Bancard will

negotiate whether and upon what terms Certegy will provide those enhancements or changes,

including additional fees which Certegy may charge. Certegy reserves the right to make any changes

to the Program Services so long as Bancard will continue to be able to meet its obligations to the

Financial Institutions and their customers.

11.0 Confidentiality.

11.1 Each of the parties to this Agreement agrees to hold as secret and confidential

information, reports, plans, customer lists, documents, drawings, writings,

samples, statements, audit

reports, software, manuals, know how and other proprietary material

(“Confidential Information”)

received from the other party. “Confidential Information” shall also include information and data

concerning the business, activities, operations, financial results, properties or management of the

Financial Institutions or their customers prepared by or for Certegy, or used in any way by Certegy

in connection with the provision of Program Services to Financial Institutions and their customers,

whether or not Financial Institutions and their customers are therein identified by name. All

Confidential Information provided from one party to the other shall remain the property of the

disclosing party. For purposes of this section 11.0, Confidential Information shall not include

information which becomes available to the public through no wrongful action of the receiving party;

which may be published prior to the date hereof; which is already in the possession of the receiving

party and not subject to an existing agreement of confidence between the parties; which is received

from a third party without restriction and without breach of this Agreement;

which is independently

developed by the receiving party; or which is disclosed pursuant to a requirement or request from

a government agency. This Agreement shall in no way be construed to grant any right, license, or

authorization to either party to use Confidential Information except as permitted in this Agreement.

Each party shall restrict Confidential Information received from the other party to those employees

and persons in the receiving party’s organization with a need to know such

Confidential Information

in order to provide the Program Services hereunder. Such employees or persons shall be under the

same obligations to hold secret and confidential such Confidential Information as provided herein.

Certegy may disclose Confidential Information to its third-party vendors or contractors as necessary

to provide the Program Services under this Agreement. Before disclosing

Confidential Information

to such third-party vendors or contractors, Certegy shall first secure the written agreement of such

vendors or contractors to protect and limit the use of such Confidential

Information as provided

herein. The obligations of the parties hereunder shall survive the expiration or earlier termination

of this Agreement.

11.2 Bancard and Certegy agree as follows regarding the use to be made of, and the protections to be provided to, Confidential Information, including non-

public financial

information that is personally identifiable to a customer of a Financial

Institution (referenced in the

Gramm-Leach-Bliley Act (the “GLB Act”), as “Non-public Personal Information” or

“NPI”), which

is disclosed to Certegy to enable it to provide the Program Services to

Financial Institutions:

11.2.1 NPI shall be treated as Confidential Information under section 11.1 of this Agreement;

11.2.2 All Confidential Information provided to or acquired by Certegy in the course of providing Program Services to a Financial Institution shall be used only for the

provision of the Program Services, unless lawful disclosure is authorized in writing by that Financial

Institution. Certegy shall not disclose Confidential Information to any person not affiliated with the

Financial Institution, except as necessary to provide the Program Services or if such disclosure would

be lawful if made directly by the Financial Institution;

11.2.3 When contracting with third parties to assist in providing the Program

Services to Financial Institutions (“Third Party Vendors”), Certegy shall require those Third Party

Vendors to comply with the same, or substantially similar, confidentiality and privacy obligations

as apply to Certegy under this Agreement;

11.2.4 Certegy shall restrict its employees’ access to Confidential

Information to those employees who need to know the Confidential Information in order to provide

the Program Services to Financial Institutions;

11.2.5 Certegy shall maintain physical, electronic and procedural safeguards that comply with the applicable laws and regulations concerning NPI, to prevent unauthorized and

unlawful disclosure;

11.2.6 Bancard shall require each Financial Institution to comply with the

GLB Act including, but not limited to, providing the privacy notices to each customer of each

Financial Institution;

11.3 Upon the expiration and non-renewal, or earlier termination of this

Agreement, or at the expiration or termination of any Financial Institution’s

Financial Services

Agreement, each party, including each Financial Institution, shall return to the disclosing party all

copies of Confidential Information received from the other, or shall deliver a certificate signed by

an officer of the party certifying that such Confidential Information has been destroyed.

11.4 Annual Review. Each year upon Bancard’s request, or upon the written request of a Financial Institution, Certegy shall provide to Bancard or the requesting Financial

Institution, a copy of the most recent third party auditors’ review and report on the design and

compliance test of Certegy’s processing system.

12.0 Data Transmission. Financial Institution, at its expense, shall be responsible, and

shall bear the risk of loss or damage, for transmission of information and data

(“Data”) to and from

Certegy’s data processing center. In the case of physical transmission,

Financial Institution shall

bear the risk of loss and damage to the point where and until Certegy signs a receipt for the Data, and

in the case of electronic transmission, until Certegy confirms receipt.

Certegy’s responsibility for

the safekeeping and security of plastics commences upon the delivery of such plastics to Certegy and

terminates upon delivery of plastics by Certegy to the U.S. mail, courier or freight representatives

designated by Financial Institution.

13.0 Records Inspection. Information and records concerning Bancard or the

Financial

Institutions in the possession of Certegy shall be available for inspection and audit by representatives

of Bancard and each of the Financial Institutions upon presentation of written authorization, upon

reasonable notice and during normal business hours. Information and records in the possession of

Certegy concerning a Financial Institution or a customer of a Financial

Institution, shall be available

for inspection and audit by representatives of such Financial Institution upon presentation of written

authorization, upon reasonable notice and during normal business hours.

14.0 Changes to the Program Services. Should Bancard request a change in any of the

Program Services that would require modification of hardware or software utilized by Certegy, then

Certegy and Bancard agree to negotiate whether and upon what terms and conditions such

modifications shall be provided, if at all. Certegy reserves the right to make changes to the Program

Services so long as Bancard will continue to be able to meet its obligations to

Financial Institutions

and their customers.

15.0 Government Inspection. Certegy shall permit those governmental agencies which

regulate and examine Bancard and the Financial Institutions to examine Certegy,

its books and

records, to the same extent as if the Program Services were being performed by

Bancard or the

Financial Institutions on its own premises.

16.0 Insurance.

16.1 Forms and Limits. Certegy represents that it has the following minimum limits of insurance coverage currently in effect (“Insurance Coverage”) and that premiums therefor

shall be paid when due:

Limits Forms

500,000 $ General Liability - Basic (a)

$ 15,000,000 General Liability - Excess

5,000,000 $ Errors and Omissions (b)

1,500,000 $ EDP Extra Expense (c)

50,000 $ Employee Dishonesty - Basic (d)

5,000,000 $ Employee Dishonesty - Excess

Upon Bancard’s request, Certegy annually will provide certificates of coverage evidencing the

Insurance Coverage.

16.2 Maintenance of Policies and Endorsements. Certegy agrees to maintain the

Insurance Coverage at no less than the above-stated minimum Limits during the

Renewal Term and

any subsequent renewal terms, between Certegy and Bancard.

Certegy shall maintain Endorsements naming Bancard as Loss Payee, as agent for

Financial Institutions, on all Certegy insurance policies which provide coverage for losses incurred

by Financial Institutions resulting from, or arising out of, employee dishonesty. The Endorsements

shall be in a form acceptable to Bancard.

16.3 Involuntary Changes of Coverage. Should the Insurance Coverage, or any

portion thereof, be involuntarily terminated or modified without the consent of

Certegy, Certegy

shall replace such terminated or modified portions of the Insurance Coverage prior to final

termination or modification, or as soon thereafter as commercially possible. In the event of

involuntary termination or modification, Certegy shall notify Bancard immediately, but in no event

later than three (3) days following receipt of notice by the Chief Financial

Officer of Certegy of the

termination or modification.

16.4 Premium Expense not a Defense. It is expressly understood and agreed that premium expense shall not be a valid reason for Certegy’s failure to maintain,

renew, replace or selfinsure

the Insurance Coverage.

16.5 Consent to Change Coverage. It is expressly understood and agreed that

Certegy may not reduce the Limits below those stated above or discontinue or terminate the

Insurance Coverage for any reason without prior notice to, and the express written consent of,

Bancard, which consent shall not be unreasonably withheld.

17.0 Backup Provisions. Certegy will maintain dual Central Processing Units in its

computer data center, will provide off-premises secured storage of data and program files as required

by VISA, MasterCard and applicable state and federal regulations, and will have available redundant

sources of electrical power. In the event Certegy is prevented from performing its obligations under

this Agreement through no fault of its own, Certegy shall, through its own facilities, or suppliers of

computer equipment, and/or other processors, provide processing services for the

Program Services

of a quality of care, priority and attention equivalent to that available for

Certegy’s own work and

shall provide such processing services as promptly as is reasonably possible,

but in no event later

than twenty-four (24) hours after interruption of Certegy’s performance.

18.0 Arbitration.

18.1 Initiation. All disputes between the parties which are to be resolved by arbitration as provided hereunder, shall be conducted as hereinafter described.

Either party may

institute arbitration by giving written notice to the other party of its intention to arbitrate, which

notice shall contain the name of the arbitrator selected by the party instituting arbitration, the nature

of the controversy, the remedies sought and any other pertinent matter. Within thirty (30) days after

the giving of such notice, the other party may submit to the initiating party the name of an arbitrator

whom it has appointed and may submit an answering statement. Within ten (10)

days thereafter the

two arbitrators so appointed shall in good faith select a neutral third arbitrator; the three arbitrators

so selected shall resolve the controversy. If the two arbitrators are unable to agree upon a neutral

third arbitrator within the ten (10) day period, the third arbitrator shall be appointed by the American

Arbitration Association in accordance with its then existing commercial arbitration rules. If the other

party shall refuse or neglect to appoint an arbitrator within the requisite thirty (30) day period, the

arbitrator appointed by the initiating party shall be empowered to proceed to arbitrate and determine

the fact or matter in controversy as the sole arbitrator, and his award in writing shall be final,

conclusive and binding upon the parties. The arbitrators nominated or appointed hereunder shall not

be parties or affiliates of a party, or associated with, or employed by, or have the status of, supplier

of goods or services to a party or affiliate of a party.

18.2 The Proceedings. Prior to rendering their decision, the arbitrators shall afford

each of the parties an opportunity, both orally and in writing, to present any relevant evidence and

to present arguments in connection with the matter in arbitration; provided,

however, that the formal

rules of evidence applicable to judicial proceedings shall not apply; and

further provided, that any

party submitting written materials shall be required to deliver a copy of the same to the other party

concurrently with the delivery thereof to the arbitrators, and such other party shall have the

opportunity to submit a written reply, a copy of which will be delivered to the other party

concurrently with the delivery thereof to the arbitrators. Oral argument shall take place only at a

hearing before all of the arbitrators at which all parties are afforded a reasonable opportunity to be

present and to be heard.

Unless the time is extended by a majority of the arbitrators, they shall submit their

determination in writing within sixty (60) days after the third arbitrator is selected, or if only one

arbitrator is acting, within sixty (60) days after the single arbitrator becomes empowered to act alone.

If there are three arbitrators selected, as provided above, an award in writing signed by any two of

them shall be final, conclusive and binding upon the parties. Any award made pursuant to arbitration

may be entered as a judgment by any court of competent jurisdiction upon the application of any

party to said arbitration.

18.3 Alternating Venues. If arbitration is required to resolve any disputes between

the parties arising under or out of this Agreement, the proceedings to resolve the first such dispute

shall be held in Tampa, Florida, the proceedings to resolve the second such dispute shall be held in

Washington, D.C., and the proceedings to resolve any subsequent disputes shall alternate between

Tampa, Florida and Washington, D.C.

18.4 Costs and Legal Fees. Each party shall bear its own costs and expenses of arbitration, except that the fees, costs and expenses of the arbitrator(s) shall be equally divided.

However, upon application by either party, the arbitrator(s) may award any or all of the total costs

and expenses of arbitration, including legal fees, to one party or may apportion them between the

parties.

19.0 MasterCard/VISA Requirements.

19.1 Use of Trademarks.

19.1.1 Certegy shall not use any of the MasterCard trademarks and/or VISA

Card Program Marks (collectively referred to hereafter as “Marks”) unless a

Financial Institution is

prominently identified by name and city adjacent to such Marks. No such material may identify

Certegy unless Certegy is prominently identified as an agent or representative of a Financial

Institution.

19.1.2 Certegy shall have no authority to permit use of the Marks by any of

Certegy’s agents.

19.1.3 Certegy shall indemnify and hold harmless VISA, Bancard and

Financial Institutions from any liability, loss, damage or expense of any kind including reasonable

attorneys’ fees, resulting from any failure by Certegy to comply with all applicable VISA Bylaws and

rules and any regulations, procedures or guidelines, as amended from time to time, including the

requirements of this section 19.0.

19.2 Solicitation Material. Any solicitation material used by Certegy shall disclose

that the subsequent cardholder and/or merchant agreements are between the

Financial Institution and

the individual cardholder and/or merchant.

19.3 MasterCard Member Service Provider Requirements.

19.3.1 Certegy agrees to fully comply with all applicable MasterCard Bylaws and Rules and any operational regulations, procedures or guidelines

(collectively referred to hereafter

as “Rules”) established from time to time by MasterCard.

19.3.2 Certegy has registered with MasterCard as a Member Service

Provider (“MSP”) and has submitted a signed MSP Agreement to MasterCard.

19.3.3 Certegy will indemnify and hold harmless MasterCard, Bancard and

Financial Institutions from any liability, loss, damage or expense of any kind,

including reasonable

attorneys’ fees, resulting from any failure by Certegy to comply with the Rules,

as amended from

time to time, including the requirements of this section 19.0.

19.3.4 Certegy shall disclose to Bancard the identity and location of all of its sales locations and any other MSP or independent party performing part or all of the services Certegy

is contracting with Bancard to provide.

19.3.5 In the event of any inconsistency between any provisions of this section 19.0 and the Rules, the Rules in each instance shall apply.

19.3.6 In addition to the provisions of sections 4.1 and 4.2 above, this

Agreement may be terminated by Bancard in the event of a material breach by

Certegy of the Rules

applicable to the Program Services provided by Certegy, and is terminated automatically in the event

of termination of Bancard’s applicable MasterCard license and/or its membership in MasterCard.

19.4 Certegy will provide the Member Bulletins and other materials and services to Financial Institutions required by VISA (Group Membership) and MasterCard.

20.0 Further Renewal of Agreement.

20.1 Negotiation of Renewal; Notice of Non-renewal. On or before March 31,

2007, Certegy and Bancard shall commence good faith negotiations with each other regarding the

terms of a renewal of this Agreement. In the event Bancard determines not to renew this Agreement,

Bancard shall provide written notice thereof to Certegy on or before September

30, 2007. If this

Agreement is not renewed and expires by its own terms, then the applicable provisions of sections

20.2 and 20.3 below shall apply.

20.2 Non-renewal for Failure to Comply with Standards Provisions. If Bancard does not renew this Agreement because of Certegy’s failure to cure a Material

Failure in accordance

with the requirements of section 9.0 of this Agreement as evidenced by Certegy’s reports thereon,

subject to Bancard’s inspection and audit (“Certegy Failure to Cure”), Certegy agrees that through

March 31, 2009, Certegy, its subsidiaries and affiliates, on their own behalf or as program

administrators for FIBA, shall not, directly or indirectly, engage in Prohibited

Solicitation (as defined

in section 4.8 of this Agreement) of Financial Institutions as customers of

Certegy, its subsidiaries,

affiliates or as members of FIBA, or as customers of any other entity which is a customer of Certegy,

its subsidiaries, affiliates or FIBA, without the prior written approval of

Bancard; provided, however,

that nothing herein shall restrict (i) Certegy’s right to do business with entities which are competitors

of Bancard; and (ii) such competitors’ rights to solicit Financial Institutions as customers.

20.3 Non-renewal for Other Reasons. If Bancard does not renew this Agreement because of reasons other than a Certegy Failure to Cure, then Bancard shall not enter into a

processing agreement with any other company without having first made an offer to Certegy to enter

into an agreement on the same or better terms and conditions as such other company is offering to

Bancard (the “Competitive Bid”). “Competitive Bid” shall mean each and every provision of the

proposed agreement by the other company. The Competitive Bid shall be given to

Certegy in writing

with a copy of the terms and conditions such other company (which shall be named) is offering;

provided, however, that such other company need not be named if such other company desires, or

is obligated under applicable securities laws and regulations, to keep its identity confidential. Within

fifteen (15) days after receipt of the Competitive Bid from Bancard, Certegy may, at its option, elect

to accept Bancard’s offer and enter into an agreement with Bancard or may offer

Bancard other terms

and conditions (“Counter-Proposal”) than those contained in the Competitive Bid and, within fifteen

(15) days after receipt of the Counter-Proposal, Bancard may elect to enter into an agreement with

Certegy. If the offer is not accepted by Certegy or if Certegy’s Counter-

Proposal is not accepted by

Bancard, (i) Bancard may enter into an agreement with such other company in strict accordance with

the Competitive Bid, and (ii) for the twelve (12) month period following the expiration and nonrenewal

of the Agreement, Certegy, its subsidiaries and affiliates and FIBA, shall not,

directly or

indirectly, engage in Prohibited Solicitation (as defined in section 4.8 above)

of Financial Institutions

as customers of Certegy, its subsidiaries, affiliates or FIBA, or as customers of any other entity which

is a customer of Certegy, its subsidiaries, affiliates or FIBA, without the prior written approval of

Bancard; provided, however, that nothing herein shall restrict (i) Certegy’s right to do business with

entities which are competitors of Bancard, and (ii) such competitors’ rights to solicit Financial

Institutions as customers.

20.4 Non-renewal Letter to Financial Institutions. If this Agreement is not renewed in accordance with section 20.2 or 20.3 hereof, then within fourteen

(14) days after either

(i) the date notice of non-renewal is given by Bancard in accordance with section 20.2, or (ii) the

earlier of the date Certegy notifies Bancard that it does not accept Bancard’s offer or the expiration

of the fifteen (15) day period described in section 20.3, whichever is applicable, Bancard shall send

to each Financial Institution via first class U.S. mail a letter in the form attached hereto as Exhibit 3.

20.5 No Effect on Other Certegy Services. Notwithstanding the provisions of sections 4.8, 20.2 and 20.3 or any other provision of this Agreement to the contrary, a “Prohibited

Solicitation” shall not include, and no Certegy company shall be prohibited from, marketing and

providing services other than VISA or MasterCard credit, debit or merchant processing or related

enhancement services. A “Prohibited Solicitation” also shall not include the

E-Banking Services or

any other services provided by Certegy E-Banking.

21.0 Disposal of Records. Upon expiration or earlier termination of this

Agreement,

Certegy will dispose of the information and records pertaining to Bancard,

Financial Institutions and

Financial Institutions’ customers in any manner Certegy deems appropriate consistent with applicable

VISA and/or MasterCard and federal government agencies’ regulations, unless

Bancard, prior to such

expiration or termination, furnishes to Certegy written instructions for the disposition of such

information and records at Bancard’s expense.

22.0 Falcon Services. Certegy is party to an agreement with HNC Software, Inc.

(“HNC”),

in which Certegy has the right to offer HNC’s proprietary transaction account fraud detection

systems, commercially known as FalconTM and Falcon DebitTM (collectively,

“Falcon”). Bancard

hereby engages Certegy to provide the Falcon services (“Falcon Services”) to all

Financial

Institutions receiving the Credit Card Program Services. Bancard shall require all Financial

Institutions receiving the Credit Card Program Services to utilize Falcon through Certegy in

conjunction with such Services. Financial Institutions receiving the Debit Card

Program Services

may also choose to receive the Falcon Services under the terms of this

Agreement.

22.1. Falcon Fees. Bancard shall be responsible for either paying or for each

Financial Institution paying, to Certegy, the fees for the Falcon Services (the

“Falcon Fees”).

22.2. Responsibilities of Financial Institutions. As agent for each of the

Financial

Institutions, Bancard agrees as follows:

22.2.1 Each Financial Institution shall participate, via Certegy, in HNC’s

Fraud Control Consortium (the “Consortium”), a cooperative arrangement among credit and debit

card issuers and HNC that permits HNC to collect and analyze data on credit and debit card fraud

for the sole purpose of identifying fraud trends and fraudulent behavior.

Bancard authorizes Certegy

to provide to HNC information in its possession, and Bancard shall provide to

Certegy or arrange

for Certegy to receive, on a monthly basis, information from each Financial

Institution requested

from time to time by HNC, for use by HNC to update its fraud detection algorithms. Bancard

understands and agrees that as a member of the Consortium making contributions of data for use by

HNC, as requested by Certegy from time to time, is a requirement for use of

Falcon. All Financial

Institution data provided to the Consortium will be subject to the confidentiality provisions set forth

in sections 11.0 and 22.8 of this Agreement. HNC and/or Certegy may make modifications and

updates to Falcon, from time to time, in their sole discretion.

22.2.2 Each Financial Institution shall participate in periodic confidential surveys deemed necessary by Certegy to assess Falcon’s performance. Subject to the confidentiality

provisions of this Agreement, Bancard, on behalf of itself and all participating

Financial Institutions,

authorizes Certegy to provide to HNC any Financial Institution information deemed reasonably

necessary by Certegy or HNC in connection with the operation of Falcon.

22.2.3 The parameters for operation of Falcon shall be determined from time to time by Certegy and HNC, as applicable, in their sole discretion, to attempt to improve the

performance of Falcon. Examples of such parameters include, without limitation,

minimum Falcon

scores required to trigger an inquiry, prerequisites to a card block decision and/or initiation of contact

by Certegy with Financial Institutions or cardholders.

22.2.4 Bancard and each Financial Institution shall provide Certegy within

30 days of enrollment in Falcon, the names and corresponding valid telephone numbers for all of its

cardholders, and authorize Certegy to contact those cardholders at any time for the purpose of

confirming card transactions. On behalf of all such Financial Institutions,

Bancard acknowledges

that neither it, nor Certegy, will be able to contact Financial Institution’s cardholders without valid

telephone numbers, and each Financial Institution must use its best efforts to obtain and maintain

the current telephone number on all of the files for all of its cardholders,

upon request, and to assist

Certegy in contacting cardholders. Bancard authorizes Certegy to contact

Financial Institution

cardholders as may be deemed necessary by Certegy in connection with the operation of Falcon, as

well as to block transactions on cards at any time, regardless of whether

Certegy has been able to

communicate with the cardholder or Financial Institution prior to such block,

all as contemplated

by the then current Falcon operating procedures. However, while Certegy will use due care and

commercially reasonable efforts in performing those functions, it does not guarantee that it will

always take those actions and shall not be deemed responsible for failing to take those actions.

Accordingly, Bancard shall arrange for each Financial Institution to always monitor its Falcon

service reports to determine, as the final decision maker, whether Financial

Institution should contact

the cardholder and/or block the account.

22.2.5 Bancard and each Financial Institution shall comply with the requirements of this section and the current Falcon operating procedures, and as they may be from

time to time amended.

22.3 Certegy’s Responsibilities.

22.3.1 Certegy shall arrange for each Financial Institution to have access to the Falcon Services in connection with provision of the Program Services as provided herein.

Certegy shall provide to Bancard and each Financial Institution its then-current copy of the Falcon

operating procedures which shall include, but not be limited to: (i) the then-

current description of

Falcon; (ii) the operating hours of Certegy’s customer service center for

Falcon-related questions;

and (iii) procedures for Financial Institutions to utilize the Falcon service.

22.3.2 Within approximately 15 days following each Financial Institution’s enrollment, Certegy will commence building that Financial Institution’s individual profile for each

“Open Account”. The profiling period will take approximately 60 to 90 days (the

“Profiling

Period”). Upon completion of the Profiling Period, Certegy will provide Bancard and the Financial

Institution with notice of the date that Falcon will become operational for that

Financial Institution

(for each Financial Institution separately, the “Activation Date”). During the profiling period for

each financial institution, prior to the Activation Date, potential fraudulent activity will not be routed

to Certegy’s fraud analysts for review. Potential fraudulent activity from financial institution’s

cardholders will be reviewed by Certegy only after the Activation Date for that financial institution.

22.3.3 Certegy shall maintain a customer service center to respond to telephone calls from Bancard and Financial Institutions regarding the Falcon service.

22.3.4 Upon receipt of a Falcon scored transaction that is deemed by

Certegy, in its sole discretion, as being questionable under Falcon, Certegy will twice attempt to

contact the applicable Financial Institution’s cardholder within a 24 hour period, as well as block

transactions on a card at any time, regardless of whether Certegy has been able to communicate with

the cardholder or Financial Institution prior to such block, as contemplated by the then current

Falcon operating procedures and subject to subsection 22.4 of this Agreement.

22.4. Disclaimer of Liability. Neither Certegy, HNC nor Bancard shall be responsible for any losses, damages, or liabilities of any kind or nature,

whether in contract, tort

(including negligence), strict liability or under any other theory, incurred by

Financial Institutions,

their agents, or any cardholders, caused by failures, inaccuracies or errors in

Falcon’s operation,

failure of Falcon to detect fraudulent transactions or other claims associated with Falcon or the

functions and services provided by Certegy, Bancard, or HNC with respect to the

Falcon Services.

In no event shall Certegy, Bancard, or HNC be liable for indirect, special,

incidental, or

consequential damages including, but not limited to, lost profits incurred by

Financial Institutions,

their agents, or any cardholders in connection with the Falcon Services.

Financial Institutions shall

indemnify and hold Certegy, Bancard and HNC harmless from any liability of any kind or nature,

fees (including reasonable attorneys’ fees) and expenses resulting, directly or indirectly, from any

claim by Financial Institution cardholders based upon the use of Falcon

Services. Certegy, for itself

and on behalf of Bancard and HNC, disclaims all warranties with respect to the

Falcon Services

provided pursuant to this section, both express and implied including, but not limited to, any implied

warranty of merchantability and warranty of fitness for a particular purpose.

The Falcon Services

are provided “as is” with no warranties or representations by any party.

22.5. Ownership of Computer Programs and Related Documentation; Disposal of

Records. All computer programs and related documentation used or supplied by

Certegy and/or

HNC to provide Bancard and Financial Institutions with access to Falcon are subject to the

proprietary rights of Certegy and HNC respectively, as well as the confidentiality provisions of this

Agreement. This section shall in no way be construed to grant any right, license or authorization to

Bancard or to any Financial Institution to use the computer programs and/or related documentation

used or supplied by Certegy or HNC for any purpose except as permitted herein.

22.7 Trademark Usage. Bancard, on its own behalf and as agent for each Financial

Institution, shall not utilize trademarks of either Certegy or HNC (the “Marks”)

without first

receiving Certegy’s prior written consent and identifying the Mark as owned by

Certegy or HNC, as

applicable. HNC’s Marks include, without limitation, FalconTM, Falcon Debit TM,

Falcon Expert

Reason TM, ReporterTM and DeployNetTM. Bancard’s and Financial Institution’s use

of the Marks shall

be in accordance with Certegy’s and HNC’s trademark usage policies in effect from time to time, as

applicable. Nothing contained herein shall give Bancard or any Financial

Institution any interest in

any Marks.

22.8 Confidentiality of Falcon. Bancard, on behalf of itself and all Financial

Institutions, and Certegy, each agrees to hold in strictest confidence any information and material

which is related to the other party’s business, software systems or information and material which

is designated as proprietary and confidential herein or otherwise, by any party in connection with the

Falcon Services. Such information shall be treated as Confidential Information.

Neither party nor

any Financial Institution shall use such Confidential Information of the other party other than for the

specific purposes of the Falcon Service. Confidential Information shall also include information

obtained by HNC directly from each Financial Institution, pursuant to Financial

Institution’s

participation in the Consortium, through Bancard, or otherwise. Each party’s obligations of

confidentiality under this section shall survive the expiration or earlier termination of this

Agreement. Without limiting the generality of the foregoing, Certegy and

Bancard, for itself and

each Financial Institution, agree:

(a) Not to disclose or permit any other person or entity access to any

Confidential Information, except that such disclosure or access shall be permitted to any employee,

agent, representative or independent contractor of such party requiring access to the same in the

course of his or her employment or services to the extent reasonably required to carry out the

purposes of the Falcon Service;

(b) To ensure that its employees, agents, representatives, and independent contractors who are given access to any Confidential Information of the other party are advised of

the confidential nature of such information and are precluded from taking any action prohibited

under section 11.0 herein;

(c) Not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of any Confidential

Information of another

party;

(d) To notify the other party promptly and in writing of the circumstances surrounding any possession, use or knowledge of any Confidential Information of the other party by

any person or entity other than those authorized by this Agreement; and

For purposes of this section 22.8 only, the term “Certegy” shall include both

Certegy and HNC.

Certegy represents and warrants to Bancard that, by the terms of its agreement with HNC, HNC is

subject to the confidentiality obligations set forth in this section 22.8.

22.9. Use of Falcon; Termination of Falcon Use. Bancard shall require each credit

card issuing Financial Institution to use Falcon during the Renewal Term(s) of this Agreement.

Certegy may terminate the Falcon Services and Financial Institutions’ use of

Falcon if Certegy’s

agreement with HNC is terminated for any reason, by providing written notice to

Bancard and each

Financial Institution utilizing Falcon under this Agreement. In such event,

Certegy will use its best

efforts to replace the Falcon Services with another provider on terms and conditions satisfactory to

Bancard.

23.0 Special Programming.

23.1 During the Renewal Term, Certegy shall make programming time available to Bancard, at a maximum rate of 1,500 hours per year, cumulative to a maximum of 4,000 hours,

to implement additional system features and functions (the “Modifications”) to the Program Services

provided by Certegy to Financial Institutions. Certegy’s duties under this section shall terminate in

the event Bancard provides notice of nonrenewal pursuant to section 20.1.

23.2 Within 30 days after receiving written notice from Bancard requesting a

Modification (the “Modification Request”), Certegy will provide written notice to Bancard regarding

whether or not the Modification can be made. Any Modification Request should include a written

description of the proposed Modification.

23.3 Certegy expressly reserves the right to assign any Modification for completion

to the appropriate skill required.

23.4 No right, title, license or other interest is conveyed to Bancard as a result of

or in the Modifications. The exclusive right of ownership, including industrial ownership and

literary and artistic ownership, relating to the Certegy system and any

Modification is, and shall

remain, the exclusive property of Certegy. To the extent that Bancard may, under applicable law,

be entitled to claim an ownership interest in the Modifications, Bancard assigns, transfers, grants,

conveys, and relinquishes exclusively to Certegy, without the necessity of further consideration, all

of its right, title and interest in the Modifications.

24.0 Users Group Meetings. Certegy will support and help fund up to five (5)

state/regional Bancard Users group meetings each calendar year. This includes

Certegy’s

commitment to the current number of sessions and includes the cost of the meeting rooms, meals,

AV equipment and other hotel expenses. Certegy will continue to host the

Merchant Focus Group

and the Bankers Banks meetings in St. Petersburg and reimburse for one person per institution for

two nights of hotel expense. Certegy will continue to supply trainers for the seminars and will

provide a Relations representative when available or when there are at least 15

Financial Institutions

in attendance.

25.0 Financial Institution Benefit Association. Bancard agrees that it shall sign a Financial

Institution Benefit Association, Inc. (“FIBA”) Membership Agreement in the form attached hereto

as Exhibit 3, on behalf of itself and the Financial Institutions. Bancard agrees to require that each

Financial Institution be bound by the terms of the FIBA Membership Agreement and that each shall

be a Sponsoring Member of FIBA as that term is defined in the FIBA Membership

Agreement. Each

Financial Institution, as a Sponsoring Member of FIBA, can make available to its customers any of

the benefits of FIBA membership by signing individual FIBA Riders to the FIBA

Membership

Agreement.

26.0 Legal Compliance and Indemnification.

26.1 Sample Forms. As a convenience to Bancard and the Financial Institutions which issue VISA or MasterCard credit cards, Certegy shall provide to Bancard for the Financial

Institutions samples of (i) applicable terms and conditions of credit card issuance and use; and (ii)

required federal Truth-In-Lending disclosures. All sample forms are provided with no express or

implied representation or warranty as to their compliance with applicable state or federal law or

appropriateness for use by Financial Institutions, and Financial Institutions

shall have the

responsibility for overall approval of such materials.

26.2 Financial Institution Responsibility. Bancard will require that each

Financial

Institution is responsible for its compliance with all laws, rules and regulations applicable to their

performance of operations of its VISA and/or MasterCard program including,

without limitation,

usury laws, the Truth-In-Lending, Fair Credit Billing, Fair Credit Reporting,

Equal Credit

Opportunity, and Electronic Funds Transfer Acts, and all rules and regulations promulgated

thereunder, and all applicable state laws and regulations. Each party shall cooperate and shall use

its best efforts to facilitate Financial Institutions’ compliance.

26.3 Indemnification by Bancard. Bancard agrees to defend, indemnify and hold harmless Certegy, its affiliates, subsidiaries, successors and assigns, and its and their stockholders,

officers, directors, employees and agents, and to require all Financial

Institutions to defend,

indemnify and hold Certegy harmless from and against all liabilities, claims,

damages, losses or

expenses, including attorneys’ fees, which arise out of, or in connection with,

any failure of Bancard

or the Financial Institutions, as the case may be, to comply with all applicable laws, rules and

regulations including, without limitation, all disclosures and other requirements under the federal

Truth-In-Lending Act, which indemnity shall be effective regardless of whether a

Financial

Institution uses any forms or other materials supplied by Certegy; provided,

however, that Bancard

and the Financial Institutions shall have no liability for negligent acts or omissions by Certegy, its

employees, agents or representatives.

26.4 Indemnification by Financial Institution. Bancard shall require each

Financial

Institution to defend, indemnify and hold both Bancard and Certegy harmless from and against any

and all liabilities, claims, damages, losses or expenses, including attorneys’

fees, which arise out of

or in connection with, the transfer of any data or the performance of any vendor, as contemplated by

section 3.2 of this Agreement. Notwithstanding anything to the contrary in this section 26.0, each

Financial Institution shall be solely responsible for providing any and all required debit card

disclosures and forms to its customers. Each Financial Institution shall be solely responsible for

compliance with all applicable laws, rules, and regulations applicable to all aspects of the operations

of its VISA debit card programs, regardless of whether Financial Institution uses any forms or other

materials supplied by Certegy.

26.5 Indemnification by Certegy. Certegy agrees to defend, indemnify and hold harmless Bancard, its affiliates, subsidiaries, successors and assigns and its and their stockholders,

officers, directors, employees and agents from and against all liabilities,

claims, damages, losses,

expenses and fees, including attorneys’ fees, which arise out of or in connection with any failure of

Certegy to comply with all laws, rules and regulations applicable to it pursuant to the provisions of

this Agreement or the standards established by Visa and MasterCard, including the transfer of data

as contemplated by section 3.2 of this Agreement.

26.6 Limitation on Indemnities. Indemnities under this section 26.0 shall be in addition to any right of indemnification or other rights or remedies which any party may otherwise

have under this Agreement or applicable law.

27.0 Limitations on Damages. In any action by one of the parties against the other arising

from performance, or the failure of performance, or in connection with the indemnity provisions of

this Agreement, damages, liabilities, costs, losses, expenses, claims and fees will be limited to direct

money damages, losses, expenses, costs, fees, including attorneys’ fees, and statutory penalties, if

any imposed, in an amount not to exceed such amount actually incurred by the party. In no case will

one party be responsible to another for special, incidental, consequential or exemplary damages,

except as a result of a willful breach of this Agreement.

28.0 Distribution to Financial Institutions. Within thirty (30) days after the execution of

this Agreement by both parties, Bancard shall distribute copies of this

Agreement to all Financial

Institutions by certified mail or by courier, and shall obtain a receipt for each delivery, and shall

advise each that (a) this Agreement supersedes the 1994 Renewal Agreement, as amended, (b) each

of them is bound by the relevant provisions of this Agreement in accordance with section 2 of their

Financial Services Agreement with Bancard, and (c) the term of their Financial

Services Agreement

remains concurrent with the Renewal Term.

29.0 Agent Bank Agreements. Bancard shall require each Financial Institution that enters

into agreements with other financial institutions (“Agent Banks”) whereby, among other things, the

Agent Bank shall agree to (a) make Financial Institution’s VISA and/or

MasterCard card available

to its customers and/or (b) enroll merchants in Financial Institution’s merchant program, to be a party

to a written agreement with Bancard (“Agent Bank Agreement”). Bancard shall require that each

Agent Bank be a party to an Agent Bank Agreement. The Agent Bank Agreement shall require that

the Financial Institution obtain the signature of each Agent Bank as a party to that Agreement prior

to commencement of services to that Agent Bank. The Agent Bank Agreement also shall provide that

the Financial Institution is, and shall remain, fully responsible for the selection, monitoring and

financial responsibility of the Agent Banks and for their compliance with the terms of the Financial

Services Agreement and this Agreement, as applicable, in the same manner and to the same extent

as Financial Institution. The Agent Bank Agreement also shall contain the agreement of each Agent

Bank that shall enroll merchants in Financial Institution’s merchant program to indemnify and hold

harmless Certegy [under language comparable to that in section 8.4 above] with respect to Sales

Drafts which arise from transactions from merchants enrolled by Agent Bank in

Financial

Institution’s merchant program.

30.0 Guarantees of Certegy Inc. The Guarantee and Indemnity of Certegy Inc.,

currently

in effect, which guarantees the full and faithful performance by Certegy of all its obligations under

the 1994 Renewal Service Agreement which result from, or arise out of, employee dishonesty, and

indemnifies Bancard and Financial Institutions against liability, loss or damage resulting therefrom,

shall remain in full force and effect in accordance with its terms.

31.0 No Waiver. No action taken pursuant to this Agreement by either party shall be

deemed to constitute a waiver of compliance with any representation, warranty,

covenant, obligation

or agreement contained in this Agreement, and shall not operate or be construed as a waiver of any

subsequent breach, whether of a similar or dissimilar nature.

32.0 Force Majeure. In the event Certegy is unable to timely perform its obligations

hereunder due to causes that are beyond its control, including without limitation, strikes, riots,

earthquakes, epidemics, war, fire, or any other catastrophe rendering its data processing center

wholly or partially inoperable, Certegy shall not be liable for any loss or damage which results to

Bancard, Financial Institutions or their customers.

33.0 Governing Law. This Agreement shall be governed by and construed in accordance

with the laws of the State of Florida.

34.0 Entire Agreement; Construction. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and

any and all other prior agreements, understandings, or representations are hereby terminated and

cancelled in their entirety and are of no further force and effect. This

Agreement shall not be

construed more strongly against either party regardless of which is more responsible for its

preparation.

35.0 Modification or Amendments. Except as otherwise provided for herein, no amendment or modification of this Agreement shall be valid unless in writing and signed by all of

the parties hereto.

36.0 Assignment. Bancard may freely assign its rights and obligations hereunder to any

organization which is majority owned directly or indirectly by the Independent

Community Bankers

of America. Upon any such intended assignment, Bancard shall provide Certegy with advance

notice. In no event shall such an assignment or transfer be deemed a termination for purposes of

section 4.0 hereof. Otherwise, neither Certegy nor Bancard may assign its rights or obligations

hereunder without the prior written consent of the other, which consent shall not be unreasonably

withheld. Any unauthorized assignment shall be void.

37.0 Notices. Any and all notices, demands or other communications required or desired

to be given hereunder by any party shall be in writing and shall be validly given or made to another

party if served either personally or if deposited in the United States mail,

certified or registered,

postage prepaid, return receipt requested. If such notice, demand or other communication be served

personally, service shall be conclusively deemed made at the time of such personal service. If such

notice, demand or other communication be given by mail, such shall be conclusively deemed given

forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to

whom such notice, demand, or other communication is to be given as hereinafter set forth:

To Certegy: Certegy Card Services, Inc.

11720 Amberpark Drive

Alpharetta, GA 30004

Attention: Lee A. Kennedy

President and CEO

With a Copy To:

To Bancard:

With a Copy To:

38.0. Attorneys’ Fees. In the event any action be instituted by a party to enforce any of the

terms and provisions contained herein, the prevailing party in such action shall be entitled to such

reasonable attorneys’ fees, costs and expenses as may be fixed by the Court.

39.0. Captions. The section captions in this Agreement are for convenience only and shall

not bear on the interpretation of the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this 2003 Renewal Service

Agreement as of the Effective Date.

ICBA BANCARD, INC.,

a Delaware corporation

By: /s/ Linda F. Echard

Linda F. Echard,

President and CEO

Certegy Law Department

11601 Roosevelt Blvd. TA-41

St. Petersburg, FL 33716-2202

Attention: Norman E. Gamble

ICBA Bancard, Inc.

Suite 400

2107 Wilson Boulevard

Arlington, VA 22201

Attention: Linda F. Echard

President

Powell, Goldstein, Frazer & Murphy LLP

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Leonard J. Rubin, Esq.

CERTEGY CARD SERVICES, INC.,

a Florida corporation

By: /s/ Lee Kennedy

Lee A. Kennedy,

President and CEO